                                                                   Exhibit 10.18

                           THE CHASE MANHATTAN BANK
                             CHASE SECURITIES INC.
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                          J.P. MORGAN SECURITIES INC.


                                                         September 15, 1997


                    FrontierVision Operating Partners, L.P.
                       Senior Secured Credit Facilities
                       --------------------------------
                               Commitment Letter
                               -----------------


FrontierVision Operating,
 Partners, L.P.
1777 South Harrison Street
Suite P-200
Denver, Colorado  80210

Attention:     John S. Koo
               Senior Vice President and
               Chief Financial Officer

Ladies and Gentlemen:

          You have advised The Chase Manhattan Bank ("CHASE"), Chase Securities Inc. ("CSI"), Morgan Guaranty Trust Company of New York ("MORGAN", and together with Chase, the "INITIAL LENDERS") and J.P. Morgan Securities Inc. ("JPMSI") that FrontierVision Operating Partners, L.P. a Delaware limited partnership (the "BORROWER"), requires senior bank financing in an aggregate principal amount up to $650,000,000, which under certain circumstances described in the Term Sheet (referred to below) may be increased to $900,000,000 (i) to refinance senior debt outstanding under the Borrower's existing credit facilities, (ii) to finance the acquisition (the "ACQUISITION") of certain cable properties owned and operated by TCI Northeast, Cablevision Systems located in Maine and cable properties owned and operated by Cox Communications Inc. located in Ohio (such cable properties to be acquired being herein called the "ACQUIRED SYSTEMS"), and to pay for fees, commissions and expenses incurred in connection therewith,
(iii) to finance future acquisitions of cable properties and (iv) for general corporate purposes.

          Each of Chase and Morgan is pleased to offer to commit to provide such required senior bank financing in the amounts of $390,000,000 and $260,000,000, respectively, all on the terms and conditions set forth herein (this letter, the "COMMITMENT LETTER"), in the Term Sheet attached hereto as Exhibit A (the "TERM SHEET") and in the letter of even date herewith (the "FEE LETTER") addressed by the Initial Lenders to you providing, among other things, for certain fees relating to the senior bank financing (such required senior bank financing as described in the

FrontierVision Operating                -2-                 September 15, 1997
Partners, L.P.


attached Term Sheet is hereinafter referred to as the "SENIOR FACILITY"). The Initial Lenders, in consultation with you, reserve the right to arrange, directly or indirectly through one or more of their affiliates (including CSI and JPMSI), a syndicate of banks and/or other financial institutions acceptable to the Initial Lenders (including the Initial Lenders, the "LENDERS") and the Borrower to provide a portion of the Senior Facility that the Initial Lenders have offered to commit to provide. The Initial Lenders shall be relieved of their obligation to provide the Senior Facility to the extent that you accept the offers of Lenders other than the Initial Lenders to provide a portion of the Senior Facility that the Initial Lenders have offered to commit to provide. The obligations of the Initial Lenders hereunder are several and not joint.

          Each Initial Lender has submitted this letter after reviewing certain historical financial statements and other information provided to the Initial Lenders by you and your financial advisor(s). Each Initial Lender may terminate its obligations under the preceding paragraph to provide its respective portion of the Senior Facility: (i) if the terms of the proposed transaction are changed in any respect determined by such Initial Lender to be material, (ii) if any information submitted to such Initial Lender proves to have been inaccurate, incomplete or misleading; (iii) if any material adverse change occurs after, or any additional information is disclosed to or discovered by such Initial Lender that such Initial Lender deems materially adverse, in respect of the condition (financial or otherwise), business, operations, assets, nature of assets, liabilities or prospects of the general partner of the Borrower (the "GENERAL PARTNER") or the Borrower (taken as a whole), the Acquisition or the Acquired Systems; (iv) if any of the fees or other compensation provided for by the Fee Letter are not paid when due; (v) if any condition to such Initial Lender's obligations set forth herein or in the Term Sheet cannot be satisfied; or (vi) if any material adverse change shall occur after the date of this letter in loan syndication or capital market conditions generally, or in the regulatory environment applicable to cable television systems generally. In the event that either Initial Lender shall terminate its commitment to provide a portion of the Senior Facility, the other Initial Lender shall have the right to terminate its commitment to provide its respective portion of the Senior Facility. In addition, each Initial Lender's obligations under this letter are subject to the negotiation, execution and delivery of mutually satisfactory financing documentation.

          By your acceptance of this offer, you hereby agree to indemnify and hold harmless each Initial Lender, CSI, JPMSI and the other Lenders and each director, officer, employee and affiliate thereof (each, an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from or in any way relate to this letter, the Term Sheet or the Fee Letter, the other transactions contemplated hereby or the provision or syndication of the Senior Facility, and you hereby agree to reimburse each indemnified person, upon its demand, for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any

FrontierVision Operating                -3-               September 15, 1997
Partners, L.P.


such expenses arise), other than any of the foregoing claimed by any indemnified person to the extent finally determined by a court of competent jurisdiction to be incurred by reason of the gross negligence or willful misconduct of such indemnified person. None of the Initial Lenders, CSI, JPMSI nor any other Lender shall be responsible or liable to the Borrower, any of its shareholders or any other person or entity for any consequential damages that may be alleged as a result of this letter. In addition, you hereby agree to reimburse each Initial Lender from time to time upon such Initial Lender's demand for such Initial Lender's reasonable out-of-pocket costs and expenses (including, without limitation, legal fees and expenses and printing, reproduction, document delivery, communication and travel costs) incurred in connection with the syndication of the Senior Facility and the preparation, review, negotiation, execution and delivery of this letter, the Term Sheet, the Fee Letter, the definitive financing agreements and the other documents relating to the Senior Facility. Your obligations under this paragraph shall survive any termination of the obligations of the Initial Lender under this letter and shall be effective regardless of whether the definitive financing agreements are executed or any loans are made.

          In accordance with market practice, an information package containing relevant information concerning the Senior Facility, the Acquisition, the Acquired Systems, the General Partner and the Borrower and the transactions contemplated hereby will be provided, on a confidential basis, by the Borrower to potential lenders and participants. The Initial Lenders, CSI and JPMSI will be pleased to assist the Borrower in the preparation of this package. The Borrower agrees to cooperate, and to cause the management of the Borrower to cooperate, with the Initial Lenders, CSI and JPMSI in effecting the syndication of the Senior Facility (including participation in a reasonable number of meetings with potential lenders and participants). The Initial Lenders, CSI and JPMSI will manage all aspects of the primary syndication process, including, without limitation, the invitation and timing of offers to potential lenders and participants, the acceptance of commitments and the amounts of commitments accepted. To assist the Initial Lenders, CSI and JPMSI in its syndication efforts, you agree promptly to prepare and provide to the Initial Lenders, CSI and JPMSI all information with respect to the Borrower, the Acquisition, the Acquired Systems and the other transactions contemplated hereby, including all financial information and projections (the "PROJECTIONS"), as we may reasonably request in connection with the arrangement and syndication of the Senior Facility. You hereby represent and covenant that (a) all information other than the Projections (the "INFORMATION") that has been or will be made available to the Initial Lenders, CSI or JPMSI by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to the Initial Lenders, CSI or JPMSI by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Senior Facility we may use and rely on the Information and Projections without independent verification thereof.

FrontierVision Operating                -4-                September 15, 1997
Partners, L.P.


          You acknowledge that the Initial Lenders, CSI and JPMSI and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you or your affiliates may have conflicting interests. None of the Initial Lenders, CSI nor JPMSI will use confidential information obtained from you by virtue of the transactions contemplated by this letter or its other relationships with you in connection with the engagements of the Initial Lenders, CSI and JPMSI with other companies, and none of the Initial Lenders, CSI nor JPMSI will furnish any such information to such other companies; provided that nothing herein shall prevent the Initial Lenders, CSI or JPMSI
--------
from using such information (a) which had been publicly disclosed other than as a result of a disclosure by the Initial Lenders, CSI or JPMSI prohibited by the terms of this letter or (b) already in its possession prior to its disclosure by you.

          This letter is delivered to you upon the condition that, prior to your acceptance of this offer, unless otherwise agreed to by the Initial Lenders, CSI and JPMSI, neither the existence of this letter, the Term Sheet or the Fee Letter nor any of their contents shall be disclosed by you except (a) as may be compelled to be disclosed in a judicial or administrative proceeding or as otherwise required by law or (b) on a confidential and "need to know" basis, to your directors, officers, employees, advisors and agents. In addition, except as provided in the previous sentence, neither the existence of the Fee Letter nor the contents thereof shall be disclosed, whether before or after acceptance of this offer, to any third party (including, without limitation, through the filing of a copy thereof with any governmental agency), without the prior written consent of the Initial Lenders, CSI and JPMSI.

          The Initial Lenders, CSI and JPMSI shall have the right to review and approve all public announcements and filings relating to the Senior Facility that refer to the Initial Lenders, the other Lenders, CSI or JPMSI, before they are made (such approval not to be unreasonably withheld) other than filings made with the Securities and Exchange Commission relating to the Senior Facility.

          Each Initial Lenders' offer set forth in this letter will terminate at 12:00 noon (New York City time) on September 17, 1997 unless you accept this letter and the Fee Letter at or prior to that time by (a) signing and returning to each of Chase and Morgan counterparts of this letter and the Fee Letter and
(b) paying to each Initial Lender the fees stated in the Fee Letter to be payable on or prior to the date on which you accept this letter. Each Initial Lender's commitment under this letter, if accepted by you, will in any event terminate if definitive financing agreements have not been executed at or prior to 5:00 p.m. (New York City time) on December 12, 1997 (such financing agreements to provide that the initial extension of credit thereunder will occur on a date (the "Closing Date") not later than December 12, 1997).
                ------------

FrontierVision Operating                -5-                 September 15, 1997
Partners, L.P.



          We are pleased to have been given the opportunity to assist you in connection with this important financing.


THE CHASE MANHATTAN BANK                CHASE SECURITIES INC.


By: /s/ David Staples                   By: /s/ Thomas G. Malone
   ---------------------                   -----------------------
  Name: David Staples                     Name: Thomas G. Malone
  Title:                                  Title: Managing Director


MORGAN GUARANTY TRUST COMPANY           J.P. MORGAN SECURITIES INC.
 OF NEW YORK


By: /s/ R. Blake Witherington           By: /s/ Kenneth A. Lang
   ----------------------------            -----------------------
  Name: R. Blake Witherington             Name: Kenneth A. Lang
  Title: Vice President                   Title: Managing Director


Accepted and agreed to
as of the date first
written above by:

FRONTIERVISION OPERATING
 PARTNERS, L.P.

By:  Frontiervision Partners, L.P.,
      as general partner of
      FrontierVision Operating Partners, L.P.

     By:  FVP GP, L.P., as general partner
           of FrontierVision Partners, L.P.

     By:  FrontierVision Inc.,
           as general partner of FVP GP, L.P.


          By: /s/ John S. Koo
             ----------------------
            Name: John S. Koo
            Title: Senior Vice President & Chief
                    Financial Officer

CONFIDENTIAL                             FRONTIERVISION OPERATING PARTNERS, L.P.
--------------------------------------------------------------------------------
SUMMARY OF TERMS AND CONDITIONS
--------------------------------------------------------------------------------

                                                                       EXHIBIT A


BORROWER:              FRONTIERVISION OPERATING PARTNERS, L.P. ("FrontierVision"
                       or "Borrower"), a Delaware limited partnership.

PURPOSE: To partially fund the following (i) the refinancing of existing senior debt outstanding under the existing credit facilities; (ii) the acquisition of cable properties; (iii) expenses related to the Transaction;
                       (iv) general corporate purposes; and (v) to acquire TCI Northeast, Cablevision Systems in Maine and Cox in Ohio.

FACILITIES:            $200 Million Senior Secured Revolving Credit Facility
                       ("Revolving Credit")
                       $250 Million Senior Secured Tranche A Term Loan Facility
                       ("Term Loan")
                       $200 Million Senior Secured Tranche B Term Loan Facility
                       ("Term Loan B")

                       The Term Loan and Term Loan B must be fully drawn as a condition to availability under the Revolving Credit.

ADMINISTRATIVE AGENT:  The Chase Manhattan Bank ("Chase")

CO-ARRANGERS:          Chase Securities Inc. and J.P. Morgan Securities, Inc.

SYNDICATION AGENT:     Morgan Guaranty Trust Company of New York

LENDERS: A group of institutions satisfactory to the Borrower and the Co-Arrangers.

MATURITY:              Revolving Credit and Term Loan - 8.0 years from Closing,
                       or approximately October 30, 2005.

                       Term Loan B - 8.5 years from Closing, or approximately April 30, 2006.

AMORTIZATION:          The Revolving Credit will be fully repaid on October 30,
                       2005.

                       The Term Loan will be repaid in equal quarterly amortizations for each year specified in percentages equivalent to those specified below on the dates specified below:

                                 YEAR   ANNUAL % REDUCTION
                                ------  -------------------
                                 1999           3.0%
                                 2000           8.0%
                                 2001          12.0%
                                 2002          16.0%
                                 2003          20.0%
                                 2004          26.0%
                                 2005          15.0%

                       The Term Loan B will be repaid in equal quarterly amortizations in percentages equivalent to those specified below on the dates specified below:

--------------------------------------------------------------------------------
[LOGO CHASE]                           1

CONFIDENTIAL                             FRONTIERVISION OPERATING PARTNERS, L.P.
--------------------------------------------------------------------------------



                             DATE      ANNUAL % REDUCTION
                         ------------  -------------------
                             2000             0.83%
                             2001             0.83%
                             2002             0.83%
                             2003             0.83%
                             2004             0.83%
                             2005             0.83%
                          01/31/2006          45.0%
                          04/30/2006          50.0%


INCREMENTAL FACILITY:  $250 Million Incremental Term Loan Facility ("Incremental
                       Facility")

                       The Incremental Facility may be made available by any of the Lenders, in their sole discretion, following a request by the Borrower. No Lender will have committed or be required to commit to this facility at the time of Closing. Incurrence is subject to no default and pro forma compliance under the Credit Agreement. Pricing is as described in Exhibit I.

                       The Incremental Facility will be available for future acquisitions.

                       The standby period for the Incremental Facility will terminate 2.0 years from Closing and the final maturity will be equal to the maturity of Term Loan B.

                       The Incremental Facility will be repaid in equal quarterly amortizations for each year specified in percentages equivalent to those specified below on the dates specified below :


                             YEAR      ANNUAL % REDUCTION
                         ------------  ------------------
                             2000             0.83%
                             2001             0.83%
                             2002             0.83%
                             2003             0.83%
                             2004             0.83%
                             2005             0.83%
                          01/31/2006          45.0%
                          04/30/2006          50.0%


GUARANTEES:            The Facilities will be guaranteed by the General Partner
                       of the Borrower (on a limited recourse basis) and by all of the Borrower's subsidiaries.

SECURITY:              The Facilities will be secured by a pledge of ownership
                       interests of the Borrower and a first priority lien on the assets of the Borrower and its Subsidiaries other than real estate that is not material to the Borrower and its Subsidiaries.

INTEREST:              Base Rate, at the Borrower's option, LIBOR loans will be
                       available, as follows:

--------------------------------------------------------------------------------
[LOGO CHASE]                           2

CONFIDENTIAL                             FRONTIERVISION OPERATING PARTNERS, L.P.
--------------------------------------------------------------------------------

                       (i)  Base Rate Option:  Interest shall be at the Base
                            -----------------
                            Rate of the Administrative Agent plus the Applicable Margin, calculated on the basis of the actual number of days elapsed in year of 360 days, payable quarterly in arrears. The Base Rate is defined as the higher of the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1%, or the prime commercial lending rate of the Administrative agent, as announced from time to time at its head office. Base Rate drawings shall require one business day's prior notice and shall be in minimum amounts of $500,000 and incremental multiples of $100,000.

                      (ii)  LIBOR Option:  Interest Periods shall consist
                            -------------
                            of one, two, three or six months and (if available and agreed to by all of the Lenders) nine or twelve months (as selected by the Borrower) and shall be at an annual rate equal to the London Interbank Offered Rate ("LIBOR") for the corresponding deposits of U.S. Dollars plus the Applicable Margin. LIBOR will be determined by the Administrative Agent at the start of each Interest Period. Interest will be paid at the end of each Interest Period or quarterly, whichever is earlier, and will be calculated on the basis of actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for maximum statutory Regulation D reserve requirements (if any). LIBOR drawings shall require three business days' prior notice and shall be in minimum amounts of $2,000,000 and incremental multiples of $1,000,000.

APPLICABLE MARGIN:     See Exhibit I.

COMMITMENT FEE:        See Exhibit I.

POST-DEFAULT RATE:     2.00% per annum in excess of the highest applicable rate
                       upon a payment default, until cured or waived.

MANDATORY PREPAYMENTS: Beginning in Year 4 in respect of Year 3 (i.e. the fiscal year ending December 31, 2001) Mandatory Prepayments shall include 50% of Excess Cash Flow. In addition, Mandatory Prepayments shall include 100% of the net proceeds from (i) any sales or dispositions of property or business, subject to limits to be agreed upon (see little "B" Covenants below) and (ii) property or casualty insurance not applied to replacement assets. Any such prepayments will be applied ratably between the Term Loan Facilities and Incremental Facility in each case allocated pro rata to remaining amortization payments. The Excess Cash Flow Recapture will be eliminated when the ratio of Total Debt/EBITDA is less than 5.0x.

FINANCIAL COVENANTS:   Applicable to the Borrower and its subsidiaries and to
                       include, without limitation, the following:

                       i)   Total Debt/EBITDA
                            -----------------
                            The ratio of Total Debt to Annualized EBITDA will not exceed 7.0x with step downs to be agreed upon.

                       ii)  Senior Debt/EBITDA
                            ------------------
                            The ratio of Senior Debt to Annualized EBITDA will not exceed 5.5x with step downs to be agreed upon.

                       iii) EBITDA/Total Interest Expense
                            -----------------------------
                            The ratio of Annualized EBITDA to Total Interest Expense will not be less than 1.5x with step ups to be agreed upon.

--------------------------------------------------------------------------------
[LOGO CHASE]                           3

CONFIDENTIAL                             FRONTIERVISION OPERATING PARTNERS, L.P.
--------------------------------------------------------------------------------

                       iv)  Net EBITDA/Total Fixed Charges
                            ------------------------------
                            Commencing with the fiscal quarter ending 12/31/97, the ratio of the Annualized EBITDA (inclusive of interest income) to Total Fixed Charges will not be less than 1.00x at any time. This ratio will step up to 1.05% beginning with the fiscal quarter ending 12/31/99.

                       v)   Capital Expenditures
                            --------------------
                            Capital Expenditures limitations to be agreed upon.

                       vi)  Restricted Payments
                            -------------------
                            After 12/31/2001 or such earlier date as of which Total/Debt/EBITDA is less than 5.0x, the Borrower may make dividend payments to service regularly scheduled payments of interest on the Senior Discount Notes and distributions to its partners to make payments of income taxes so long as immediately prior to such payments and after giving effect thereto the Borrower is in compliance with the Credit Agreement.

ADDITIONAL COVENANTS:  Applicable to FrontierVision and its subsidiaries and to include, without limitation, the following:

                       (a) Limitation on modifications of organizational
                           documents of the Borrower and other material documents;

                       (b) Limitation on dispositions of assets, provided that
                           sales of up to $150 million in the aggregate are permitted without the need to permanently reduce the facilities provided that net proceeds are (i) applied to temporarily reduce the revolver or are deposited in a cash collateral account and (ii) redeployed for acquisitions within one year.

                       (c) Limitation on loans and investments; The Company may
                           make deposits relating to acquisitions in an aggregate amount to be agreed upon. The Company may also make investments of up to $25 million in the aggregate in related businesses. This amount will rise to $50 million when Total Debt/EBITDA is less than 5.0 times. These investments will not be pledged to the banks, and the bank agreement will not contain restrictions on liens relating to these investments.

                       (d) Limitation on liens;

                       (e) Limitation on transactions with affiliates;

                       (f) Limitations on distributions and other payments to
                           holders of partnership interests;

                       (g) Limitations on mergers or acquisitions; The Company
                           may make acquisitions of up to $150 million in the aggregate increased by proceeds of dispositions being held pending reinvestment, without lender approval.

                       (h) Delivery of financial statements and reports on a
                           quarterly and annual audited basis; and

                       (i) Limitations on additional indebtedness.

                       (j) Limitations on changes of lines of business or
                           material ownership.

--------------------------------------------------------------------------------
[LOGO CHASE]                           4

CONFIDENTIAL                             FRONTIERVISION OPERATING PARTNERS, L.P.
--------------------------------------------------------------------------------

                       Applicable to FrontierVision Holding Company to include, without limitation, the following:

                       (a) Limitation on indebtedness, liens, acquisitions and
                           business activity.

EVENTS OF DEFAULT:     Will include (without limitation and subject, in certain
                       cases, to notice and cure provisions to be agreed upon) non-payment, misrepresentation, breach of covenants, material environmental claims, bankruptcy, ERISA, judgment, change of material ownership or control (to be defined), cross-defaults, and the failure of both Jim
                       Vaughn and Jack Koo to be actively engaged in the management of the Borrower and its Subsidiaries.

CONDITIONS PRECEDENT
TO CLOSING OF THE FACILITIES:
                       Will include, without limitation:

                       a) No material adverse change in the operations, prospects, business or financial condition of FrontierVision and cable systems being acquired;

                       b) Receipt as equity of at least $100,000,000 from proceeds (net of fees and expenses) of the Senior Discount Notes;

                       c) Total Debt/Annualized EBITDA less than or equal to 7.0x;

                       d)  Appropriate Interest Rate Hedging to be agreed upon;
                           and

                       e) Lenders review of and satisfaction with recent financial statements, and completion of (and satisfaction with the results of) due diligence with respect to the cable systems being acquired.

CONDITIONS PRECEDENT
FOR EACH LOAN:         Conditions to each extension of credit under the
                       Facilities will be customary for a transaction of this type and others determined by the Lenders to be appropriate, including, without limitation, (a) the absence of any continuing default or event of default and
                       (b) the continuing truth of representations and warranties.

DOCUMENTATION:         The Facilities will be subject to the negotiation,
                       execution and delivery of a definitive credit agreement
                       (including schedules, exhibits and ancillary documentation) and related security agreements, guarantees and other support documentation satisfactory to the Lenders. Such credit agreement will contain representations and warranties, funding and yield protection provisions (including, without limitation, a requirement for compensation for the cost of compliance by the Lenders with changes in capital adequacy and similar requirements ), conditions precedent, covenants, events of default and other provisions determined by the Lenders to be appropriate for transactions of this type, including (without limitation) the following:

                       a) The Lenders' review and satisfaction with the Borrower's projections and pro forma statements reflecting the forecasted financial condition, income and expenses of the Borrower and its subsidiaries after giving effect to the Closing, the borrowings under the Facility and the other transactions contemplated hereby, and the Lenders' continuing satisfaction with the condition (financial and other), operations, assets, nature of assets, liabilities and prospects of the Borrower and its subsidiaries and environmental matters;

--------------------------------------------------------------------------------
[LOGO CHASE]                           5

CONFIDENTIAL                             FRONTIERVISION OPERATING PARTNERS, L.P.
--------------------------------------------------------------------------------

                       b) The Agents' review of and satisfaction with the following (in each case after giving effect to the pending acquisitions): (i) the Borrower's tax assumptions, (ii) the capital structure of the Borrower and its subsidiaries, (iii) the value, scope and extent of the collateral available to secure the Facilities and (iv) the Borrower's and its subsidiaries' material contracts;

                       c) A certificate of the Chief Financial Officer of the Borrower, to the effect that after giving effect to the Closing, the borrowings under the Facilities and the other transactions contemplated hereby, none of the entities liable to the Lenders is insolvent or will be left with unreasonably small capital with which to engage in its business or will have incurred debts beyond its ability to pay such debts as they mature;

                       d) The Lenders' review of satisfaction with the insurance program of the Borrower and its subsidiaries;

                       e)  The Lenders' satisfaction with any litigation;

                       f) The Lenders' receipt of satisfactory legal opinions from counsel to the Borrower covering such matters as are appropriate for transactions of this type;

                       g) All agreements and other documents governing the security arrangements and guarantees shall have been duly executed and delivered and shall be in full force and effect;

                       h) Lenders' review of and satisfaction with the most recent financial statements of the Borrower.

DEFINITIONS            Capital Expenditures
                       --------------------
                       All expenditures, including capital lease obligations, incurred during a period to acquire or construct fixed assets, plant and equipment, but excluding acquisitions.

                       EBITDA
                       ------
                       Cash revenue for any period, minus operating expenses but excluding depreciation, amortization, interest expense (including interest on the existing seller notes paid in cash) other non-cash (including pension expense) charges, income taxes accrued for such period, restructuring charges, extraordinary gains or losses, gains or losses from the sale of assets to the extent such items are not included in operating expenses and any distribution to its partners to make income tax payments.

                       Annualized EBITDA
                       -----------------
                       EBITDA for the most recent fiscal quarter times four.

                       Excess Cash Flow
                       ----------------
                       The annual excess (if any) of (a) EBITDA for the four fiscal quarters of such Fiscal Year over (b) Total Fixed Charges plus any cash payments made to service the Senior Discount Notes, plus or minus the cash portion of any extraordinary gains or losses incurred during such Fiscal Year, without duplication of Mandatory Prepayments plus interest paid in cash on the existing seller notes (to the extent not paid with the proceeds of any additional equity).

                       Total Debt
                       ----------
                       All Indebtedness of the Borrower on a consolidated basis (including letters of credit, and excluding the existing seller notes and performance bonds). For this purpose

--------------------------------------------------------------------------------
[LOGO CHASE]                           6

CONFIDENTIAL                             FRONTIERVISION OPERATING PARTNERS, L.P.
--------------------------------------------------------------------------------

                       such indebtedness shall be deemed reduced to the extent of asset disposition proceeds on deposit in the cash collateral account.

                       Senior Debt
                       -----------
                       Indebtedness other than Permitted Subordinated Indebtedness. For this purpose such indebtedness shall be deemed reduced to the extent of asset disposition proceeds on deposit in the cash collateral account.

                       Total Debt Service
                       ------------------
                       For any period of four consecutive quarters, the sum of Total Interest Expense plus any scheduled amortization payments made payable during such period.

                       Total Fixed Charges
                       -------------------
                       For any period of four consecutive quarters, the sum of
                       (i) Total Debt Service, (ii) Capital Expenditures (excluding expenditures financed with purchase money debt,) (iii) taxes paid or payable and (iv) distributions to partners to make income tax payments.

                       Total Interest Expense
                       ----------------------
                       For any period of four consecutive quarters, all interest whether paid in cash or accrued as a liability (excluding capitalized financing fees), on Total Debt, plus interest paid in cash on the existing seller notes.

ASSIGNMENTS AND
PARTICIPATIONS:        Assignments in minimum amounts of $5,000,000 will be
                       permitted subject to approval by the Administrative Agent and the Borrower, not to be unreasonably withheld.

MAJORITY LENDERS:      Lenders holding at least 50% of aggregate Commitments.

EXPENSES AND
INDEMNIFICATION:       Customary expenses and indemnification provisions,
                       including, without limitation, the payment of all expenses and costs of each Lender in connection with enforcement proceedings or any workout or restructuring of the Loans.

GOVERNING LAW:         The law of the State of New York.

LENDER'S COUNSEL:      Milbank, Tweed, Hadley & McCloy.


--------------------------------------------------------------------------------
[LOGO CHASE]                           7

CONFIDENTIAL                             FRONTIERVISION OPERATING PARTNERS, L.P.
--------------------------------------------------------------------------------

                                  EXHIBIT I:


APPLICABLE MARGIN:     REVOLVING CREDIT AND TERM LOAN
                       ------------------------------
                       The initial Applicable Margin of 2.250% will be in place for the first six months after Closing. Thereafter, the Applicable Margin will be based on the ratio of Total
                       Debt to Annualized EBITDA as set forth below:

                                                        LIBOR +
                                                       --------
                       Initial                          2.250%
                       Greater than 6.5x                2.250%
                       Greater than 6.0x                2.000%
                       Greater than 5.5x                1.750%
                       Greater than 5.0x                1.500%
                       Greater than 4.5x                1.375%
                       Greater than 4.0x                1.250%
                       Less than or equal to 4.0x       1.125%



                       TERM LOAN B AND INCREMENTAL FACILITY
                       ------------------------------------
                       The Applicable Margin will be based on the ratio of Total Debt to Annualized EBITDA.

                                                                LIBOR +
                                                               --------
                       Greater than or equal to 5.5x            2.375%
                       Less than 5.5x                           2.125%


COMMITMENT FEE:        A commitment fee on the unused amount of the Revolving
                       Credit will be payable quarterly in arrears commencing at the first quarterly date following Closing, and calculated on a 360 day basis. The commitment fee will be based on the ratio of Total Debt to Annualized EBITDA as set forth below:


                                                            COMMITMENT FEE
                                                            --------------
                       Greater than or equal to 5.5x            0.375%
                       Less than 5.5x                           0.250%



UNDERWRITING FEE:      1.375% on total commitment amount

--------------------------------------------------------------------------------
[LOGO CHASE]                           8